Exhibit 10.1


                          SHARE PURCHASE AGREEMENT

THIS DEED is made as of the 16th day of November 2000

BETWEEN:

(1) THESTREET.COM, INC., a company incorporated in Delaware of which the registered office is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, USA (the "PURCHASER");

(2) CHASE EQUITY ASSOCIATES L.P. AND OTHERS whose names and addresses are set out in Schedule 1 (the "VENDORS"); and

(3) THESTREET.COM (EUROPE) LIMITED, a company incorporated in England and Wales (registered no. 3794657) of which the registered office is at Cardinal Towers, 12 Farringdon Road, London EC1M 3HS (the "COMPANY").

RECITALS:

(A) The Company is a company registered in England and Wales and of which the entire issued share capital is owned by the Purchaser and the Vendors. Details of the existing authorised and issued share capital of the Company are set out in Schedule 2.

(B) The Vendors are the registered holders of those numbers of the Shares (as defined below) in the capital of the Company set opposite their respective names in Schedule 1.

(C) The Vendors have agreed to sell and the Purchaser has agreed to purchase the Shares on and subject to the terms of this Agreement.

(D) The parties hereto have each agreed to terminate the Investment Agreement made between them on 11 September 1999 (the "INVESTMENT AGREEMENT") and all related obligations on and subject to the terms of this Agreement.


IT IS AGREED:
1.       INTERPRETATION

1.1 In this Deed (including its Recitals and Schedules), the following words and expressions have the meanings respectively set opposite them unless the context requires otherwise:

         "AGREEMENT" means this Deed;

         "BUSINESS DAY" means any day (except any Saturday or Sunday) on which banks in New York City and the City of London are open for business;

         "COMPANY" means TheStreet.com (Europe) Limited;

         "COMPLETION" means completion of the sale and purchase of the Shares pursuant to this Agreement in accordance with its terms;

         "COMPLETION DATE" means the date of Completion;

         "CONSIDERATION" has the meaning given in Clause 3;

         "INVESTMENT AGREEMENT" has the meaning given in Recital (D);

         "LOAN NOTES" means the US $10 million loan notes issued by the Company to the Purchaser in accordance with the terms of the Investment Agreement;

         "PURCHASER SHARES" means the 1,250,000 shares of Common Stock (US $0.01 par value each) of the Purchaser to be issued pursuant to Clause 3;

         "PURCHASER'S SOLICITORS" means Lovells of 65 Holborn Viaduct, London EC1A 2DY;

         "SHARES" means the shares in the capital of the Company described in Schedule 1;

         "VENDORS' SOLICITORS" means Ashurst Morris Crisp of Broadwalk House, 5 Appold Street, London EC2A 2HA; and

         "WARRANTIES" means the warranties, representations and undertakings set out in Schedule 3.

1.2      In this Agreement, unless the context otherwise requires:

         (a) references to this Agreement or any other document include this Agreement or such other document as varied, modified or supplemented in writing from time to time;

         (b) references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective permitted successors, assigns or transferees;

         (c) references to Recitals, Clauses and Schedules and sub-divisions of them are references to the Recitals and Clauses of, and Schedules to, this Agreement and sub-divisions of them respectively;

         (d) references to any enactment include references to such enactment as re-enacted, amended or extended on or before the date of this Agreement and any subordinate legislation made under it;

         (e) references to a "person" include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

         (f) references to the one gender include all genders, and references to the singular include the plural and vice versa; and

         (g) headings are inserted for convenience only and shall be ignored in construing this Agreement.

1.3      The Recitals and Schedules to this Agreement form part of it.

1.4 Any reference in this Agreement to a document being "in the agreed terms" is to a document in the terms agreed between the parties and, for identification purposes only, signed or initialled by them or on their behalf on or before the date of this Agreement.

2.       SALE AND PURCHASE OF SHARES

2.1 On and subject to the terms of this Agreement, each Vendor shall sell with full title guarantee the Shares set opposite its respective name in Schedule 1 and the Purchaser shall purchase all the Shares on and with effect from Completion, in each case free from all charges, liens, equities, encumbrances, claims or restrictions whatsoever and together with all rights which are now, or at any time hereafter may become, attached to them.

2.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the sale to it of all the Shares is completed simultaneously.

2.3 Each of the Vendors agrees that it hereby waives any rights which may have been conferred on it (or on the Vendors collectively) under the Articles of Association of the Company, the Investment Agreement or otherwise or in any other way to have any of the Shares offered to it or them for purchase at any time on or before the transfer of the Shares pursuant to the provisions of this Agreement.


3.       CONSIDERATION

3.1 The total consideration (the "CONSIDERATION") payable by the Purchaser to the Vendors for the Shares shall be the aggregate sum of US$3,000,000 in cash and the issue of 1,250,000 shares of the Common Stock (US$0.01 par value each) of the Purchaser, each form of consideration to be divided pro rata between the Vendors as set out in Schedule 1. The Consideration shall be satisfied:

         (a) as to US$3,000,000, by the payment in cash on Completion to the Vendors; and

         (b) as to the 1,250,000 Purchaser Shares, by the issue by the Purchaser of the Purchaser Shares in accordance with Clause 4.

3.2      The Consideration shall be allocated as follows:

         (a)      $17,000 for the "A" Ordinary Shares being purchased; and

         (b) $2,983,000 and 1,250,000 Purchaser Shares for the "A" Preferred Shares being purchased.

         The relevant allocation and payment to each Vendor shall be as set out in Schedule 1.

4.       COMPLETION

4.1 Completion shall occur in accordance with this Clause 4 on Monday 20 November 2000. It shall take place at a meeting at the Purchaser's Solicitors at 2:30 p.m. on such day (the "COMPLETION MEETING").

4.2 At the Completion Meeting, each Vendor shall cause to be delivered to the Purchaser:

         (a) duly executed transfers of the Shares held by such Vendor as the registered holder thereof in favour of the Purchaser together with the share certificates relating to such Shares; and

         (b) such other documents (including any power of attorney under which any document required to be delivered under this Clause 4 has been executed and any waivers or consents) as the Purchaser may require to enable the Purchaser to be registered as holder of the Shares;

         (c) a Power of Attorney in the agreed terms under which each Vendor appoints the Purchaser its attorney in relation to the Shares held by it; and

         (d) the resignation in the agreed terms of Jonathan Charles Carter Meggs as a director of the Company, duly signed by Mr. Meggs.

4.3 The parties agree to procure, so far as is within each party's respective powers, and following compliance by the Vendors and the Purchaser with the foregoing provisions, that at the Completion Meeting a Board Meeting of the Company will be duly convened and held at which the said transfers of the Shares shall be approved for registration (subject only to the transfers being duly stamped at the cost of the Purchaser).

4.4 At the Completion Meeting, the Purchaser shall, following compliance by the Vendors with the foregoing provisions and in full satisfaction of the Consideration payable to the Vendors for the Shares:

         (a) pay the aggregate sum of US$3,000,000 by electronic transfer to the client account of the Vendors'
                  Solicitors; and

         (b) confirm the issue of the Purchaser Shares to each Vendor in each case to be allocated as set out in Schedule 1, and deliver to the Vendors' Solicitors the certificates for the Purchaser Shares (made out for the amount of shares and in the names set out in Schedule 1 and each containing the legend set out in Clause 7.2).

         Receipt of the monies and share certificates by the Vendors' Solicitors shall constitute good receipt of the same on behalf of each of the Vendors.

5.       REGISTRATION RIGHTS AND INVESTMENT CONFIRMATIONS

5.1 The Purchaser hereby agrees to grant to the Vendors registration rights in respect of the Purchaser Shares being issued pursuant to this Agreement in the terms set out in Schedule 4.

5.2 Each Vendor, severally and not jointly, hereby confirms to the Purchaser both at the date hereof and again as at Completion, understanding and agreeing that the Purchaser is entering into this Agreement in part in reliance on such confirmation, that:

         (a) such Vendor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the US Securities Act of 1933, as amended (the "Act");

         (b) such Vendor has been advised by the Purchaser that the Purchaser Shares have not been registered under the Act, that the Purchaser Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Purchaser's reliance thereon is based in part upon the representations made by such Vendor in this Agreement. Such Vendor acknowledges that it has been informed by the Purchaser of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities;

         (c) such Vendor is purchasing the Purchaser Shares for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

         (d) such Vendor has had an opportunity to discuss the Purchaser's business, management and financial affairs with the management of the Purchaser; and

         (e) by reason of its business or financial experience, such Vendor has the capacity to protect its own interest in connection with the transactions contemplated hereunder.

6.       TERMINATION OF THE INVESTMENT AGREEMENT AND RELATED OBLIGATIONS

6.1 In consideration of each other party entering into this Agreement and of the mutual releases hereby given, each of the parties hereby agrees and confirms (to the extent that it is a party to the Investment Agreement) that, with effect from Completion pursuant to Clause 4 of this Agreement, the Investment Agreement and all of its provisions are hereby terminated and shall be of no further effect whatsoever and each party thereto is hereby released by each of the other parties hereto from:

         (a) each and every obligation, duty and liability incurred by such party thereunder, whether such obligation, duty or liability is actual, accrued or contingent at the date hereof, and no party shall have any further right, duty, obligation or liability whatsoever thereunder; and

         (b) any claim or cause of action whether made or instituted on or before the date hereof or which could have been made or instituted based upon any actual or alleged breach of any term or provision of the Investment Agreement and, if applicable, whether made or instituted against any of them or any former or present employee of the parties hereto.

6.2 In consideration of each other party entering into this Agreement and of the mutual releases hereby given, each of the parties hereby agrees and confirms that, with effect from Completion pursuant to Clause 4 of this Agreement, each Vendor hereby releases the Purchaser and the Company, and the Purchaser and the Company each releases each Vendor, from every obligation, duty, liability, claim or cause of action in respect of any other obligations to each other in relation to their investment in the Company (as if Clause 6.1 referred to such other obligations mutatis mutandis).

7.       COVENANTS OF THE VENDORS

7.1 Each Vendor covenants that, after Completion and pending registration of transfer to the Purchaser of the Shares held by that Vendor in the register of members of the Company, it will vote those Shares in accordance with the instructions of the Purchaser and will execute all such forms of proxy and other documents as may reasonably be required by the Purchaser to ensure that those Shares are voted at any general meeting of the Company in accordance with the Purchaser's instructions.

7.2 Each Vendor agrees that it will not offer or sell any or all of its Purchaser Shares except in accordance with the US Federal and State securities laws. The certificates representing the Purchaser Shares shall bear a legend evidencing such restriction on transfer substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLE SATISFACTORY TO THESTREET.COM, INC. (THE "COMPANY"), THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN PURCHASER AND THE RIGHTS AGENT THEREUNDER (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF PURCHASER. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.".

8.       WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

8.1 Each of the Vendors hereby represents and warrants to the Purchaser (for itself and as trustee for its successors in title) in the terms of those of the Warranties which are set out in Part A of Schedule 3 as at the date hereof and repeats such representations and warranties as at Completion.

8.2 The Purchaser hereby represents and warrants to each of the Vendors in the terms of those of the Warranties which are set out in Part B of Schedule 3 as at the date hereof and repeats representations and warranties 1, 2 and 3 in Part B of Schedule 3 as at Completion.

8.3 Any claim available to any party hereto in respect of any breach of any of such Warranties shall be without prejudice to any other rights of such party to claim damages or seek any other remedy on any other basis available to it.

8.4 The Purchaser and each of the Vendors has entered into this Agreement on the basis of the Warranties given to it and in reliance on them.

9.       CONFIDENTIALITY AND ANNOUNCEMENTS

9.1 For the purpose of assuring the full benefit of the business and goodwill of the Company and in consideration of the Purchaser agreeing to buy the Shares on the terms of this Agreement, each of the Vendors agrees with the Purchaser and its successors in title as a separate and independent agreement (save as may be required by law or any applicable regulatory requirement and then only to the extent so required) not at any time hereafter to divulge (other than in accordance with Clause 9.2) any information in relation to the affairs or business of the Company and that each such Vendor will not intentionally do anything to harm the goodwill of the Company.

9.2 The parties hereto each agree to treat all information relating to each other's affairs and businesses as confidential and not (unless so required by law or by applicable regulatory requirements, including US Federal securities laws, and then only to the extent so required) to disclose any such information to any third parties without the prior written consent of the other parties hereto, PROVIDED that the parties hereto shall nevertheless be entitled to disclose to their respective shareholders, directors, executives, auditors and/or professional advisers and to any regulatory or governmental agencies having jurisdiction over them any of such information as is reasonably required for reporting on the transactions contemplated hereunder and/or enforcing their rights under this Agreement.

10.      FURTHER ASSURANCE

10.1 The Vendors shall at the Purchaser's expense execute and deliver all such instruments and other documents as the Purchaser may from time to time reasonably require in order to give full effect to the provisions of this Agreement.

11.      CONTINUING OBLIGATIONS

11.1 Each of the obligations, warranties, representations and undertakings accepted or given by the Vendors or the Purchaser or any of them under this Agreement or any document referred to herein shall continue in full force and effect notwithstanding Completion taking place and shall be binding on the respective successors, estates and personal representatives of the Vendors.

12.      COSTS

12.1 Each party shall pay its own costs and expenses in relation to the negotiation, preparation and implementation of this Agreement (and the documents referred to herein), including the fees and disbursements of their respective legal, accountancy and other advisers. For the avoidance of doubt, the Purchaser hereby confirms that it will pay any stamp duty due upon the transfer to it of the Shares.

13.      NOTICES

13.1 Any notice or other communication to be given under this Agreement shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by first class or registered post addressed to that party at such address, or sent by facsimile transmission to a machine situated at such address and shall, if:

         (a) personally delivered, be deemed to have been received at the time of delivery;

         (b) posted to an address in the same country, be deemed to have been received on the second Business Day after the date of posting and, if posted to a foreign address, be deemed to have been received on the fifth Business Day after the date of posting; or

         (c) sent by facsimile transmission, be deemed to have been received upon receipt by the sender of a facsimile transmission report (or other appropriate evidence) that the facsimile has been transmitted to the addressee,

         PROVIDED that where, in the case of delivery by hand or facsimile transmission, delivery or transmission occurs on a Business Day after 6 pm (local time at the place of receipt) or on a day which is not a Business Day, receipt shall be deemed to occur at 9 am (local time at the place of receipt) on the next following Business Day.

13.2 For the purposes of this Clause the authorised address of each party shall be the address set out in Schedule 1 in the case of the Vendors and the addresses given at the start of this Agreement in the case of the Purchaser and the Company (respectively) or such other address as any such party may notify to all the others in writing from time to time in accordance with the requirements of this Clause.

14.      SEVERABILITY

14.1 If any provision of this Agreement (or of any document referred to herein) is held to be illegal, invalid or unenforceable in whole or in part in any relevant jurisdiction the legality, validity and enforceability of the remaining provisions of the Agreement (or such document) shall not in any way be affected or impaired thereby.

15.      ENTIRE AGREEMENT AND VARIATION

15.1 This Agreement (together with any documents referred to herein) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement.

15.2 Each of the parties acknowledges and agrees that it does not enter into this Agreement and the documents referred to herein on the basis of and does not rely, and has not relied, upon any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made, given or agreed to by any person (whether a party to this Agreement or not) except those expressly set out or referred to in this Agreement and the documents referred to herein and the only remedy or remedies available in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of contract under this Agreement.

15.3 No variation, supplement, deletion or replacement of, to or from this Agreement or any of its terms shall be effective unless made in writing and signed by or on behalf of each party.

16.      GENERAL PROVISIONS

16.1     Time shall be deemed to be of the essence in this Agreement.

16.2 Any party may release or compromise the liability of another party hereunder or grant to another party time or other indulgence without affecting the liability of any other party hereunder.

16.3 Any waiver of a breach of any of the terms of this Agreement or of any default hereunder shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

16.4 No failure to exercise and no delay on the part of any party in exercising any right, remedy, power or privilege of that party under this Agreement and no course of dealing between the parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided by this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

16.5 All warranties, representations, covenants, agreements and obligations given or entered into in this Agreement by more than one person are, save as otherwise expressly provided, given or entered into severally.

17.      GOVERNING LAW AND JURISDICTION

17.1 This Deed (together with all documents to be entered into pursuant to it) shall be governed by, construed and take effect in accordance with English law.

17.2 The courts of England shall have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Agreement (including without limitation claims for set-off or counterclaim) or the legal relationships established by this Deed.

17.3 Each of the parties hereto agrees that, in the event of any action between any of the parties hereto being commenced in respect of this Deed or any matters arising under it, the process by which it is commenced (where consistent with the applicable court rules) may be served on them in accordance with Clause 13 or (in the case of the Vendors) delivered to the Vendors' Solicitors (marked for the attention of Simon Beddow) (who are irrevocably hereby authorised by each Vendor to accept service of the same as its agent on its behalf) and, in this respect, the Purchaser hereby appoints the Purchaser's Solicitors (under reference NY/CDSP) as its agent, irrevocably authorised hereby to accept service of the same on its behalf.

18.      COUNTERPARTS

18.1 This Deed may be executed in any number of counterparts each of which when executed and delivered will be an original, but all the counterparts together will constitute one and the same Deed.

IN WITNESS whereof this Deed has been executed by the parties the day and year first above written.


                                            SCHEDULE 1

                   THE VENDORS, THEIR SHAREHOLDINGS AND CONSIDERATION RECEIVABLE


-------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                      SHAREHOLDING IN THE        CONSIDERATION RECEIVABLE
VENDOR                                   COMPANY

-------------------------------------------------------------------------------------------------------------------
Chase Equity Associates L.P.             500,000 "A"                US$882,352.80 and 367,647 Purchaser Shares
125 London Wall                          Ordinary*
London EC2Y 5AJ
                                         250,000 "A"
                                         Preferred
-------------------------------------------------------------------------------------------------------------------
3i Group PLC                             300,000 "A"                US$529,411.50 and 220,588 Purchaser Shares
91 Waterloo Road                         Ordinary
London SE1 8XP
                                         150,000 "A"
                                         Preferred
-------------------------------------------------------------------------------------------------------------------
Barclays Industrial                      277,500 "A"                US$529,186.50 and 220,588 Purchaser Shares
Development Ltd.                         Ordinary
54 Lombard Street
London EC3P 3AH                          150,000 "A"
                                         Preferred
-------------------------------------------------------------------------------------------------------------------
Clink Street Nominees Limited            22,500 "A"                 US$225
54 Lombard Street                        Ordinary
London EC3P 3AH
-------------------------------------------------------------------------------------------------------------------
ETF Group                                220,000 "A"                US$388,235.10 and 161,765 Purchaser Shares
Via Contonale                            Ordinary
The Fantastic Building
CH 6928 Manno                            110,000 "A"
Switzerland                              Preferred
-------------------------------------------------------------------------------------------------------------------
Flatiron Fund 1998/99, LLC               135,000 "A"                US$238,235.10 and 99,265 Purchaser Shares
257 Park Avenue South                    Ordinary
12th Floor
New York, NY 10010                       67,500 "A"
USA                                      Preferred
-------------------------------------------------------------------------------------------------------------------
Spinnaker Crossover                      14,793 "A"                 US$26,103.31 and 10,877 Purchaser Shares
Institutional Fund L.P.                  Ordinary
Bowman Capital Management
1875 S. Grant Street #600                7,396 "A"
San Mateo, CA 94402                      Preferred
USA
-------------------------------------------------------------------------------------------------------------------
Spinnaker Crossover                      207 "A"                    US$366.89 and 153 Purchaser Shares
Institutional Fund L.P.                  Ordinary
Bowman Capital Management
1875 S. Grant Street #600                104 "A"
San Mateo, CA 94402                      Preferred
USA

-------------------------------------------------------------------------------------------------------------------
Waller-Sutton Media Partners LP          15,000 "A"                 US$26,470.50 and 11,029 Purchaser Shares
One Rockefeller Plaza                    Ordinary
Suite 3300
New York, NY 10020                       7,500 "A"
USA                                      Preferred
-------------------------------------------------------------------------------------------------------------------
Charles Lax                              15,000 "A"                 US$26,472.40 and 11,029 Purchaser Shares
Softbank                                 Ordinary
10 Langley
Suite #403                               7,500 "A"
Newton Centre, MA 02159                  Preferred
USA
-------------------------------------------------------------------------------------------------------------------
Intel Atlantic, Inc.                     200,000 "A"                US$352,941.00 and 147,059 Purchaser Shares
2200 Mission College                     Ordinary
Boulevard
Santa Clara, CA 95052                    100,000 "A"
USA                                      Preferred

-------------------------------------------------------------------------------------------------------------------

*NOTE:
-----

Chase Equity Associates L.P.'s holding of 500,000 "A" Ordinary
Shares includes 230,540 Non-Voting "A" Ordinary Shares.


                                 SCHEDULE 2

                        THE COMPANY'S SHARE CAPITAL

As at the date of this Agreement, the Company's share capital is as follows:

-----------------------------------------------------------------------------
CLASS                                     NO. AUTHORISED    NO. ISSUED
-----------------------------------------------------------------------------
Ordinary Shares of 1p each                9,450,000         2,890,000
-----------------------------------------------------------------------------
"A" Ordinary Shares of 1p each            1,700,000         1,700,000*
-----------------------------------------------------------------------------
"A" Preferred Shares of 1p each             850,000            850,000
-----------------------------------------------------------------------------
Non-Voting  "A"  Ordinary  Shares  of 1p    230,540            230,540*
each
-----------------------------------------------------------------------------
Deferred Shares of 1p each                  850,000                  -
----------------------------------------- ----------------- -----------------

NOTES
1. The number (1,700,000) of "A" Ordinary Shares in issue includes the 230,540 Non-Voting "A" Ordinary Shares in issue.

2. The Purchaser owned 2,890,000 Ordinary Shares of the Company and the Loan Notes immediately prior to the signing of this Agreement.



                                 SCHEDULE 3
                WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

PART A (BY EACH VENDOR)

Each Vendor, severally and not jointly, hereby represents and warrants to Purchaser, understanding and agreeing that Purchaser is entering into this Agreement in part in reliance on such representations and warranties, as follows:

1. Each Vendor has full legal ownership of the Shares listed against its name in Schedule 1, owns such Shares free of any liens, charges, mortgages or other encumbrances of any kind whatsoever, sells such Shares to the Purchaser with full title guarantee and has full and unencumbered power and authority to sell legal and beneficial ownership of such Shares in accordance with the terms of this Agreement.

2. Each Vendor is duly authorized to execute this Agreement and, assuming due execution and delivery by the Purchaser of this Agreement, this Agreement constitutes legal, valid and binding obligations of such Vendor, enforceable against such Vendor in accordance with its terms.

PART B (BY THE PURCHASER)

1. When issued in accordance with the terms of this Agreement, the Purchaser Shares will be duly authorised and validly issued and fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

2. Each of the Purchaser and the Company is duly authorized to execute this Agreement and, assuming due execution and delivery by each Vendor of this Agreement, this Agreement constitutes legal, valid and binding obligations of the Purchaser and the Company, enforceable against the Purchaser and the Company in accordance with its terms.

3. There are no "lock-up" agreements as are referred to in subparagraph (i) of Section 4.1(a) of Schedule 4 involving the Purchaser.

4. To the best of the knowledge of the Chief Executive Officer of the Purchaser, the Purchaser is not entitled as of the date of this Agreement to require a Blackout Period pursuant to Section 4.2(b) of Schedule 4.



                                 SCHEDULE 4

                            REGISTRATION RIGHTS


"REGISTRABLE SECURITIES" means any of (i) Purchaser Shares and (ii) any other securities issued or issuable with respect to the Purchaser Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective under the US Securities Act of 1933, as amended (the "Securities Act") by the Securities and Exchange Commission (the "SEC") and such Registrable Security has been disposed of pursuant to such effective registration statement, (ii) such Registrable Security together with all other Registrable Securities held by the applicable holder may be resold, without any limitation as to volume, pursuant to Rule 144 under the Securities Act (or a comparable successor rule or regulation), or otherwise may be publicly resold without registration under the Securities Act and without any limitation as to volume or other material restriction, or (iii) such Registrable Security is no longer held by the Vendor to which it was issued pursuant to this Agreement, except where the new holder of such Registrable Security is a purchaser which has complied with Section 4.2(h) of this Schedule 4. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


         Section 4.1.      Demand Rights.
                           -------------

                  (a) The holders of a majority of the Registrable Securities shall have the right at any time from and after Completion, upon written notice (which notice shall specify the method of distribution of the Registrable Securities, which may include a distribution via a shelf registration statement, and the number of Purchaser Shares desired to be so registered) and subject to the provisions of this Schedule 4, to require the Purchaser to prepare and file as soon as practicable after receipt of such notice and use its reasonable best efforts to cause to become effective as soon as practicable thereafter a registration statement (a "Registration Statement") under the Securities Act with respect to the resale of all Registrable Securities requested by the Requesting Holders (as defined below) to be so registered (a "Demand Registration"); provided, however, that the Purchaser shall not be required to violate (i) the terms of any "lock-up" provisions relating to any securities offering by it by which it may be bound (such lock-up period not to exceed 180 days with respect to any specific offering) or (ii) the provisions of the Securities Purchase Agreement dated August 7, 2000 between the Purchaser, Go2Net, Inc. and Vulcan Ventures Inc. (the "Go2Net Agreement"), the Amended and Restated Registration Rights Agreement dated as of December 21, 1998 among the Purchaser and certain securityholders, as amended by the Go2Net Agreement (the "Registration Rights Agreement") and the Agreement dated December 22, 1999 between the Purchaser and the shareholders of ipoPros.com, Inc. (the "ipoPros Agreement") (the Go2Net Agreement, the Registration Rights Agreement and the ipoPros Agreement being referred to collectively as the "Registration Agreements"). If the holders of a majority of the Registrable Securities make such a demand of the Purchaser, the Purchaser will forthwith notify all other holders of the Registrable Securities. Any such holder who informs the Purchaser within 10 Business Days of it making such a notification that it wishes to participate in the registration will be so entitled. The term "Requesting Holders" shall mean both the holders of the majority of the Registrable Securities making the initial request and any other such holder who elects to participate in accordance with the preceding sentence.

                  (b) Notwithstanding anything to the contrary contained herein, the Purchaser shall have no obligation to prepare, file and cause to become effective the Registration Statement (i) unless the Registrable Securities to be registered pursuant to the Registration Statement constitute at least 25% of the Registrable Securities beneficially owned by the Requesting Holders as of the date of the notice requesting such registration or (ii) if the Purchaser delivers to the Requesting Holders an opinion of counsel to the effect that all such Registrable Securities for which registration was requested may be sold in a single transaction without registration pursuant to Rule 144 or any successor thereto under the Securities Act. Furthermore, the Purchaser shall not be obligated to prepare, file and cause to become effective a Registration Statement for more than two such registrations pursuant to this Section 4.1.

                  (c) If the Requesting Holders so elect, they may cause the public offering or distribution of the Registrable Securities pursuant to a Demand Registration to be pursuant to a firm commitment underwriting, the managing underwriter of which shall be a nationally recognized investment banking firm selected by a majority of the Requesting Holders and approved by the Purchaser (which approval shall not be unreasonably withheld). The Purchaser shall enter into the same underwriting agreement as shall the Requesting Holders, containing representations, warranties, indemnities, and agreements reasonably acceptable to the Purchaser and not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. If (i) a Demand Registration is for a firm commitment underwritten public offering and the managing underwriter thereof determines in good faith that the aggregate number of Registrable Securities to be offered thereby exceeds the total number of Registrable Securities that may be successfully offered at an estimated initial price per share to the public that is at least equal to the minimum initial price per Share (which shall not be higher than the market price at the time of designation) to the public that has been designated in writing at the time of the notice referred to in Section 4.1(a) by the Requesting Holders, and/or (ii) a Demand Registration is delayed more than 30 days pursuant to Section 4.2(b) prior to being declared effective, and in either case no Registrable Securities are sold pursuant to such Demand Registration, then the Requesting Holders shall have the right to reduce or withdraw their request for such registration by giving written notice to the Company to such effect, in which event, in the case of a withdrawal, such registration shall not be deemed to have occurred for purposes of the last sentence of Section 4.1(b).

                  (d) The Requesting Holders may elect to withdraw their Registrable Securities from inclusion in a Demand Registration; provided that, except for a withdrawal pursuant to the last sentence of Section 4.1(c), notwithstanding such withdrawal, such registration shall be deemed to have occurred for the purposes of the last sentence of Section 4.1(b), unless the Requesting Holders pay (pro rata, in proportion to the number of Registrable Securities requested by them to be included in such registration) within 30 days after any such withdrawal, all of the out-of-pocket expenses of the Purchaser incurred in connection with such registration; provided however that the Requesting Holders shall not be required to pay such expenses if the cancellation is as a result of the occurrence of a material adverse change in the business or financial condition or results of operations of the Purchaser from the date of the request to Purchaser to file the applicable registration statement to the date of such withdrawal and the Requesting Holders certify that the principal reason for such withdrawal is such material adverse change. Neither the Purchaser nor any person that is not a Vendor shall participate in any Demand Registration except as required under the provisions of the Registration Agreements or unless the Requesting Holders otherwise agree.

                  (e) A Demand Registration shall not be deemed to have been effected (i) until such registration has been effective (and not subject to any stop order, injunction or other order or requirement of the SEC or other Governmental Entity for any reason) for a period of 180 days following the date on which such registration was declared effective, or, if earlier, the date on which all Registrable Securities requested to be registered thereunder have been sold and (ii) in the event that the holders of Registrable Securities are unable to sell under the Demand Registration at least 70% of the Registrable Securities requested to be included in such Demand Registration solely because of the provisions of Section 4.1(a)(ii) of this Schedule 4.

                  (f) The Purchaser shall not grant to any other person the right to include any other securities in any Registration Statement filed pursuant to this Section 4.1 except pursuant to the provisions of the Agreements referred to in Section 4.1(d) of this Schedule 4 above.

                  (g)      Piggy-Back Rights

                           (i) From Completion until the third  anniversary
thereof, each time that Purchaser intends to proceed with the actual preparation and filing of a registration statement under the Securities Act for its own account in connection with the proposed offer and sale for money of shares of common stock of Purchaser (other than a registration statement on Form S-4 or Form S-8 or any successor to either such form), Purchaser will give at least 10 days' written notice of its election to the holders of Registrable
Securities. Upon the written request of a majority of the holders of Registrable Securities to Purchaser given within 10 days after receipt of any such notice from Purchaser, Purchaser will, except as herein provided, and subject to the provisions of the Registration Agreements use its reasonable best efforts to cause all Registrable Securities for which the Requesting Holders have requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Requesting Holders of the Registrable Securities to be so registered, with the Requesting Holders paying any direct incremental expenses attributable to the registration of such Shares;
provided, however, that (i) nothing herein shall prevent Purchaser from, at any time, abandoning or delaying any such registration initiated by it;
(ii) if Purchaser determines not to proceed with a registration after the registration statement has been filed with the SEC, Purchaser shall complete the registration for the benefit of the Requesting Holders if the Requesting Holders wish to proceed with a public offering of such Shares and agree to bear their pro rata share of expenses reasonably incurred by Purchaser as the result of such registration of such Shares after Purchaser has decided not to proceed; (iii) for purposes of this sentence, the use by Purchaser of reasonable best efforts shall not require Purchaser to materially reduce the amount or sale price of the securities it proposes to distribute for its own account; and (iv) Purchaser shall not be required to violate the terms of any "lock-up" provisions relating to any securities offering by which it may be bound. If any registration pursuant to this
Section 4.1(g) shall be underwritten in whole or in part, Purchaser may require that the Registrable Securities requested for inclusion pursuant to this Section 4.1(g) be included in the underwriting on the same terms and conditions as the shares of common stock of the Purchaser otherwise being sold through the underwriters. No registration effected under this Section 4.1(g) shall relieve Purchaser of its obligation to effect Demand
Registrations in accordance with Section 4.1(a).

                  (ii) In connection with a registration under this Section 4.1(g), Purchaser may enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by Purchaser with the underwriter or underwriters selected for such underwriting by Purchaser. Notwithstanding any other provision of this Section 4.1(g), if in the opinion of the managing underwriter the inclusion of Registrable Securities owned by the Requesting Holders in a registration statement would materially reduce the amount or sale price of the other securities to be included in such registration, Purchaser may reduce, to as low as zero, the number of Shares to be included by the Requesting Holders in the registration and underwriting under this Section 4.1(g), to the extent necessary to cause inclusion of such Registrable Securities not to be materially detrimental to the registration filed pursuant to this Section 4.1(g) (any such reduction to be pro rata with any other of the Purchaser's securityholders unless such persons have priority as to such reductions).

         Section 4.2.      General Provisions.
                           ------------------

                  (a) If and whenever the Purchaser is required by the provisions of this Schedule 4 to effect the registration of Registrable Securities owned by the Vendors under the Securities Act, the Purchaser will:

                           (i) subject to the terms and conditions of this
         Schedule 4, as expeditiously as possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, but in no event longer than 180 days;

                           (ii) prepare and file with the SEC such
         amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, but in no event longer than 180 days;

                           (iii) furnish to Requesting Holders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Requesting Holders may reasonably request in order to facilitate the public offering of such Registrable Securities;

                           (iv) prepare and promptly file with the SEC and promptly notify Requesting Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and promptly provide to Requesting Holders sufficient copies of such amended or supplemented prospectus so that it can be delivered to the Purchasers of the Registrable Securities as required by the Securities Act and the regulations thereunder;

                           (v) advise Requesting Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose, promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and promptly notify Requesting Holders of the forbearance, lifting or withdrawal of such stop order or proceeding;

                           (vi) notify Requesting Holders, (A) when a registration statement becomes effective, (B) when the filing of a post-effective amendment to a registration statement or supplement to a prospectus is required, when the same is filed, and in the case of a post-effective amendment, when the same becomes effective, and (C) of any request by the SEC for any amendment of or supplement to a Registration Statement or any prospectus relating thereto or for additional information;

                           (vii) register or qualify the Registrable
         Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as the Requesting Holders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Vendor whose Registrable Securities are covered by such Registration Statement to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Purchaser shall in no event be required to qualify to do business as a foreign corporation or a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits (other than in jurisdictions where Purchaser is already subject to service of process) other than those arising out of the offer and sale of the Registrable Securities covered by such Registration Statement, or to subject itself to taxation in any jurisdiction where it has not theretofore done so;

                           (viii) cause the Registrable Securities covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over the counter market on which the common stock of the Purchaser is then listed or traded upon the sale of such Registrable Securities pursuant to such Registration Statement;

                           (ix) at least three Business Days prior to filing a registration statement or any amendment or supplement thereto, furnish to Requesting Holders and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement, amendment or supplement as proposed to be filed (excluding documents to be incorporated by reference therein) which registration statement, amendment or supplement will be subject to reasonable review and comments by Requesting Holders and such underwriter insofar as such documents relate to Requesting Holders or their affiliates or such underwriter (and their respective attorneys) during such three-Business Day period, and the Purchaser will not file any registration statement, any prospectus or any amendment or supplement thereto containing any statements with respect to Requesting Holders or their affiliates to which Requesting Holders shall reasonably object in writing;

                           (x) furnish to Requesting Holders and the underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Requesting Holders or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities;

                           (xi) make available for inspection by Requesting Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by Requesting Holders or such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Purchaser (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, so long as such Inspectors execute a confidentiality agreement with respect thereto in form and substance reasonably satisfactory to the Purchaser, and cause the Purchaser's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement;

                           (xii) furnish to Requesting Holders and to each underwriter, if any, a signed counterpart of (i) an opinion or opinions of counsel to the Purchaser (which may be an inside counsel) addressed to Requesting Holders and such underwriter on which opinion both Requesting Holders and such underwriter are entitled to rely and (ii) a comfort letter or comfort letters from the Purchaser's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as Requesting Holders or the managing underwriter therefor reasonably requests; and

                           (xiii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

Requesting Holders, upon receipt of any notice from the Purchaser of the happening of any event of the kind described in paragraph (iv) or (v) above, will forthwith discontinue, and cause their affiliates to discontinue, disposition of the Registrable Securities until Requesting Holders' receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (iv) above or until they are advised in writing by the Purchaser that the use of the prospectus may be resumed and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Purchaser, Requesting Holders will deliver to the Purchaser or destroy all copies, other than permanent file copies then in the possession of Requesting Holders or their affiliates, of the prospectus required to be supplemented or amended.

                  (b) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a registration statement (i) in the case of any registration statement for a firm commitment underwritten offering of Registrable Securities, before it is declared effective by the SEC, or (ii) in the case of any other registration statement, before or after it is declared effective by the SEC, the Board of Directors of the Purchaser determines, in its reasonable good faith business judgment, that such registration and the offering of Registrable Securities covered by such registration would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or material development involving the Purchaser or any of its affiliates or require the Purchaser to disclose material matters regarding itself or such affiliates that otherwise would not be required to be disclosed at such time, then the Purchaser may require the suspension of the distribution of any Registrable Securities (a "Blackout Period") by giving notice to Requesting Holders. Any such notice need not specify the reasons for such suspension if the Purchaser determines, in its reasonable good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material nonpublic information provided that such notice shall be accompanied by a certificate of an officer of the Purchaser confirming that the Board of Directors of the Purchaser has made a determination pursuant to this Section 4.2(b). In the event that such notice is given, then until the Purchaser has determined, in its reasonable good faith business judgment, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given notice thereof to Requesting Holders, the Purchaser's obligations under this Schedule 4 will be suspended, provided that such suspension shall not exceed the first to occur of (x) the filing of the Purchaser's next SEC filing and (y) 75 days. The Purchaser shall extend the period of time the Purchaser is required to maintain effective any registration statement required pursuant to clauses (i) and (ii) of paragraph (a) hereof by a length of time equal to the aggregate length of the Blackout Periods. In the event of any suspension of a registration pursuant to this Section 4.2(b), the Requesting Holders shall be entitled to withdraw from such registration upon written notice to the Purchaser.

                  (c) The Purchaser's obligations to the Requesting Holders under this Schedule 4 will be conditioned on compliance with the following:

                           (i) Requesting Holders and their affiliates will cooperate with the Purchaser in connection with the preparation of the applicable registration statement, and for so long as the Purchaser is obligated to keep such registration statement effective, Requesting Holders and their affiliates will provide to the Purchaser, in writing in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding Requesting Holders and their affiliates and such other information as may be required by applicable law to enable the Purchaser to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by the Requesting Holders and to maintain the currency and effectiveness thereof, so long as the Purchaser executes a confidentiality agreement in form and substance reasonably satisfactory to Requesting Holders in the event any confidential information is requested by the Purchaser;

                           (ii) Requesting Holders and its affiliates will permit the Purchaser and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may reasonably request in connection with the offering or other distribution of Registrable Securities by the Vendors;

                           (iii) Requesting Holders and their affiliates will enter into such agreements with the Purchaser and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by a seller of securities and such seller's controlling shareholders with respect to secondary distributions under similar circumstances;

                           (iv) during such time as Requesting Holders and their affiliates may be engaged in a distribution of the Registrable Securities, Requesting Holders and their affiliates will comply with all applicable laws, including Regulation M promulgated under the US Securities Exchange Act of 1934, as amended, and, to the extent required by such laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of the Purchaser in contravention of such rules; (B) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement; (C) if required by applicable law, rules or regulations, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by Requesting Holders and their affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that the Purchaser shall provide Requesting Holders with an adequate number of copies thereof; and (D) not bid for or purchase any securities of the Purchaser; and

                           (v) on notice from the Purchaser of the
         happening of any of the events specified in Section 4.2(a)(iv) or
         (v), or that, as set forth in Section 4.2(b), requires the suspension by Requesting Holders and their affiliates of the distribution of any of the Registrable Securities owned by the Vendors, then Requesting Holders and their affiliates will cease offering or distributing the Registrable Securities owned by the Vendors until the offering and distribution of the Registrable Securities owned by the Requesting Holders may recommence in accordance with the terms hereof and applicable law.

                  (d) Except as otherwise provided herein with respect to registrations terminated by the Requesting Holders, the Purchaser shall bear the following fees, costs and expenses in connection with its obligations under this Schedule 4: all registration, filing fees, printing expenses, all internal Purchaser expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which Registrable Securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Requesting Holders and their affiliates, underwriting discounts and commissions and transfer taxes for Requesting Holders and their affiliates and other direct selling expenses incurred by Requesting Holders and their affiliates shall be borne by Requesting Holders and their affiliates.

                  (e) The Purchaser shall indemnify and hold harmless the Requesting Holders, and each person, if any, who controls the Requesting Holders within the meaning of the Securities Act, from and against any and all claims, losses, damages, liabilities, costs and expenses to which the Requesting Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such claims, losses, damages, liabilities, costs or expenses arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Purchaser pursuant to this Schedule 4 which relates to Registrable Securities owned by the Requesting Holders, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as any such claim, loss, damage, liability, costs or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Requesting Holders or their affiliates or such controlling person specifically for inclusion in such registration statement; provided, however, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement or alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in a prospectus, such indemnity agreement shall not inure to the benefit of the Requesting Holders or any person who controls the Requesting Holders if (A) the Purchaser complied with all of its notification and delivery obligations as provided herein, (B) such claim, loss, damage, liability, cost or expense relates to the matter so eliminated or remedied in the final prospectus and (C) the Requesting Holder or its affiliates failed to deliver a copy of the prospectus at or prior to the time such action is required by the Securities Act; provided, further, that the foregoing indemnity is also subject to the condition that, insofar as it relates to any untrue statement or alleged untrue statement, omission or alleged omission made in a prospectus attributable solely to facts or events which occur after the effective date of the registration statement, which untrue statement or alleged untrue statement, omission or alleged omission is eliminated or completely remedied in an amendment or supplement to the prospectus, such indemnity agreement shall not inure to the benefit of the Requesting Holders or any person who control the Requesting Holders or any of its affiliates, if, having previously been furnished by or on behalf of the Purchaser with copies of the prospectus as so amended or supplemented, in lieu thereof the Requesting Holders or its Affiliates delivered the prospectus without such amendment or supplement.

                  (f) Each Requesting Holder shall indemnify and hold harmless the Purchaser and any underwriter (as defined in the Securities
Act) for the Purchaser, and each person, if any, who controls the Purchaser or such underwriter within the meaning of the Securities Act from and against any claims, losses, damages, liabilities, costs or expenses to which the Purchaser or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such claims, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement filed by the Purchaser pursuant to this Schedule 4 which relates to Registrable Securities owned by any such Requesting Holder or any of its affiliates, any prospectus contained therein or any amendment or supplement thereto, and arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Requesting Holders or their affiliates specifically for inclusion in such registration statement, prospectus or amendment or supplement thereto).

                  (g) Except to the extent otherwise provided in this
Section 4.2(g), a party obligated to provide indemnification under Section 4.2(e) or (f) shall reimburse each party entitled to such indemnification the costs of investigating and defending any claim, loss, damage, liability, cost or expense giving rise to such indemnification obligation. Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (e) and (f) of this Section 4.2 of notice of commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(e) and (f) promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by the failure to give such prompt notice. If such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof so long as it agrees to accept full responsibility to indemnify and hold harmless the indemnified party in accordance herewith in respect of such action. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (e) and (f) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party) or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time, in which case the fees of counsel for the indemnified party shall be for the account of the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

                  (h) The registration rights granted to the Vendors pursuant to this Schedule 4 are assignable to any purchaser who purchases all the Registrable Securities then held by such Vendor provided that any such purchaser agrees in writing (in form and substance reasonably acceptable to the Purchaser) to be bound by the terms of this Schedule 4. Any assignment in breach hereof shall be null and void ab initio.

                  (i) If the indemnification provided for under Sections 4.2(e) or (f), as applicable, is unavailable to or insufficient to hold the indemnified party harmless under such Section in respect of any claim, loss, damage, liability, cost or expense referred to therein (a "Liability") for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages, liabilities, costs or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other from the subject offering or distribution or (ii) if the allocation provided by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) of this sentence but also the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Liability as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution (after deducting expenses) received by the indemnifying party bears to the net proceeds of the offering or other distribution (after deducting expenses) received by the indemnified party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Purchaser or the Requesting Holders, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Registrable Securities and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an indemnified party as a result of the Liability referred to above in this Section 4.2(i) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (j) Notwithstanding anything herein to the contrary, the parties agree that the obligations and liability of the Requesting Holders with respect to any registration in which any Requesting Holder participates pursuant to Section 4.1 or 4.2 whether from indemnification pursuant to Section 4.2(f), contribution pursuant to Section 4.2(i), or otherwise shall not in any event exceed, in the aggregate, the amount of net proceeds received by such Requesting Holders from the sale of the Registrable Securities sold by such Requesting Holder in such registration.

                  (k) For so long as the Purchaser has any securities registered under the Securities Exchange Act of 1934, as amended, and is required to make filings thereunder, the Purchaser will use its reasonable efforts to make such required filings. This provision will remain in effect for so long as there are Registrable Securities.



EXECUTED AS A DEED and delivered by             )
THESTREET.COM, INC. acting by                   )  /s/  Thomas Clarke
                                                        -------------
                                                )
                                                )  /s/  Jordan Goldstein



EXECUTED AS A DEED and delivered by             )
CHASE EQUITY ASSOCIATES L.P. acting by          )  /s/  Jonathan Meggs
                                                        --------------
                                                )
                                                )



EXECUTED AS A DEED and delivered by             )
3I GROUP PLC acting by                          )  /s/  Dara Mitchell
                                                        -------------
                                                )
                                                )



EXECUTED AS A DEED and delivered by             )
BARCLAYS INDUSTRIAL DEVELOPMENT LTD. acting by  )  /s/  PA Goodson
                                                        ----------
                                                )
                                                )



EXECUTED AS A DEED and delivered by             )
CLINK STREET NOMINEES LIMITED acting by         )  /s/  PA Goodson
                                                        ----------
                                                )
                                                )



EXECUTED AS A DEED and delivered by             )
ETF GROUP acting by                             )  /s/  Anthony Barbieri
                                                        ----------------
                                                )
                                                )  /s/  Christopher Pelly



EXECUTED AS A DEED and delivered by             )
FLATIRON FUND 1998/99, LLC acting by            )  /s/  Fred Wilson
                                                        -----------
                                                )
                                                )



EXECUTED AS A DEED and delivered by             )
SPINNAKER CROSSOVER INSTITUTIONAL FUND          )  /s/  Thomas Pindelski
L.P. acting by                                          ----------------
                                                )
                                                )



EXECUTED AS A DEED and delivered by             )
WALLER-SUTTON MEDIA PARTNERS LP acting by       )       Waller-Sutton Media LLC
                                                )       its  general  partner
by
                                                )  /s/  Cathy M Brienza



EXECUTED AS A DEED and delivered by             )
CHARLES LAX in the presence of                  )  /s/  Charles Lax
                                                        -----------
                                                )
                                                )



EXECUTED AS A DEED and delivered by             )
INTEL ATLANTIC, INC. acting by                  )  /s/  James Campbell
                                                        --------------
                                                )
                                                )



This Deed provides for the purchase by TheStreet.com, Inc. of all the shares in TheStreet.com (Europe) Limited not currently owned by it.



EXECUTED AS A DEED and delivered by             )
THESTREET.COM (EUROPE) LIMITED                  )  /s/  Thomas Clarke
                                                        -------------
acting by                                       )
                                                )  /s/  Bryan Levine





                                                   DATED AS OF 16 NOVEMBER 2000




                            THESTREET.COM, INC.

                                  - and -

                  CHASE EQUITY ASSOCIATES L.P. AND OTHERS

                                  - and -

                       THESTREET.COM (EUROPE) LIMITED










                          SHARE PURCHASE AGREEMENT

                              - relating to -

                       THESTREET.COM (EUROPE) LIMITED
















                             TABLE OF CONTENTS


1.   INTERPRETATION                                                      2

2.   SALE AND PURCHASE OF SHARES                                         3

3.   CONSIDERATION                                                       4

4.   COMPLETION                                                          4

5.   REGISTRATION RIGHTS AND INVESTMENT CONFIRMATIONS                    5

6.   TERMINATION OF THE INVESTMENT AGREEMENT AND RELATED OBLIGATIONS     6

7.   COVENANTS OF THE VENDORS                                            7

8.   WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS                        8

9.   CONFIDENTIALITY AND ANNOUNCEMENTS                                   8

10.  FURTHER ASSURANCE                                                   9

11.  CONTINUING OBLIGATIONS                                              9

12.  COSTS                                                               9

13.  NOTICES                                                             9

14.  SEVERABILITY                                                       10

15.  ENTIRE AGREEMENT AND VARIATION                                     10

16.  GENERAL PROVISIONS                                                 10

17.  GOVERNING LAW AND JURISDICTION                                     11

18.  COUNTERPARTS                                                       11

SCHEDULE 1                                                              13

         THE VENDORS, THEIR SHAREHOLDINGS AND CONSIDERATION RECEIVABLE   13

SCHEDULE 2                                                               15

THE COMPANY'S SHARE CAPITAL                                              15

SCHEDULE 3                                                               16

         WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS                    16

SCHEDULE 4                                                               17

         REGISTRATION RIGHTS                                             17